Exhibit 99.1

Hungarian Telephone and Cable Corp. Announces Financial Results for the Quarter and Nine Months Ended September 30, 2008

SEATTLE--(BUSINESS WIRE)--November 10, 2008--Hungarian Telephone and Cable Corp. (AMEX:HTC) announced today its results for the quarter and nine months ended September 30, 2008.

RESULTS FOR THIRD QUARTER

HTCC’s third quarter 2008 results reflect the inclusion of the Memorex and Tele2 Hungary acquisitions for the full quarter as compared to the third quarter 2007 which did not include the Memorex and Tele2 Hungary acquisitions.

HTCC increased its revenue by 32% during the third quarter ended September 30, 2008 to $153.1 million as compared to revenue of $116.1 million for the third quarter ended September 30, 2007. HTCC's third quarter 2008 gross margin increased by 55% to $91.2 million as compared to $58.7 million for the third quarter 2007. Income from operations increased by 114% in the third quarter 2008 to $28.5 million compared to $13.3 million in the third quarter 2007. HTCC’s net loss attributable to common stockholders for the third quarter 2008 was $20.1 million, or $1.23 per (diluted) common share, as compared to net loss attributable to common stockholders of $11.2 million, or $0.68 per common share for the third quarter 2007.

Mass Market Voice - HTCC's Mass Market Voice revenue grew by 26% from $33.3 million in the third quarter 2007 to $41.8 million in the third quarter 2008, mainly due to the inclusion of Tele2 Hungary which was acquired in October 2007.

Business - HTCC's Business revenue grew by 17% from $34.6 million in the third quarter 2007 to $40.4 million in the third quarter 2008, mainly as a result of foreign exchange movements. In functional currency term Business revenue was flat compared to 2007.

Mass Market Internet - HTCC continued its growth in its Mass Market Internet business reflecting the continued growth in broadband DSL Internet penetration both inside and outside its historical concession areas. HTCC's Mass Market Internet revenue increased to $14.9 million in the third quarter 2008 as compared to $11.6 million in the third quarter 2007. HTCC increased its broadband DSL customer base from approximately 115,000 subscribers as of the end of the third quarter 2007 to approximately 135,000 subscribers as of the end of the third quarter 2008.

Wholesale - HTCC's Wholesale revenue increased 53% from $36.6 million in the third quarter 2007 to $56.0 million in the third quarter 2008, primarily due to the Memorex Acquisition.

Please note that when comparing the financial results for the quarter ended September 30, 2008 to the financial results for the quarter ended September 30, 2007, the reported results in U.S. dollars have been affected by the difference between the average Hungarian forint/U.S. dollar exchange rates during such periods. The Hungarian forint appreciated by 17% when calculating the average Hungarian forint/U.S. dollar exchange rate during the quarter ended September 30, 2008 as compared to the average Hungarian forint/U.S. dollar exchange rate during the quarter ended September 30, 2007.

A reconciliation of the GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

RESULTS FOR NINE MONTHS

HTCC’s results for the nine months ended September 30, 2008 reflect the inclusion of the Invitel Acquisition for the full nine months as compared to the nine months ended September 30, 2007 which only included the Invitel acquisition from April 27, 2007. In addition, the results for the nine months ended September 30, 2008 reflect the inclusion of the Memorex (for 7 months) and Tele2 Hungary (for all 9 months) acquisitions compared to the nine months ended September 30, 2007 which did not include the results of Memorex or Tele2 Hungary.

HTCC increased its revenue by 68% to $432.6 million for the nine months ended September 30, 2008 as compared to revenue of $258.1 million for the nine months ended September 30, 2007. HTCC's gross margin increased by 91% to $255.6 million for the nine months ended September 30, 2008 as compared to $133.8 million for the nine months ended September 30, 2007. Income from operations increased by 145% for the nine months ended September 30, 2008 to $72.4 million as compared to $29.5 million for the nine months ended September 30, 2007. HTCC's net loss attributable to common stockholders for the nine months ended September 30, 2008 was $43.9 million, or $2.68 per (diluted) common share, as compared to net loss attributable to common stockholders of $82.0 million, or $5.40 per common share for the nine months ended September 30, 2007.

Mass Market Voice - HTCC's Mass Market Voice revenue grew by 89% from $67.5 million in the nine months ended September 30, 2007 to $127.4 million in the nine months ended September 30, 2008, mainly due to the inclusion of Invitel and Tele2 Hungary.

Business - HTCC's Business revenue grew by 47% from $79.4 million in the nine months ended September 30, 2007 to $116.7 million in the nine months ended September 30, 2008 mainly as a result of the Business revenue from the Invitel acquisition.

Mass Market Internet - HTCC continued its growth in its Mass Market Internet business reflecting the continued growth in broadband DSL Internet penetration both inside and outside its historical concession areas. HTCC's Mass Market Internet revenue increased to $43.1 million in the nine months ended September 30, 2008 as compared to $21.0 million in the nine months ended September 30, 2007.

Wholesale - HTCC's Wholesale revenue increased 61% from $90.2 million in the nine months ended September 30, 2007 to $145.4 million in the nine months ended September 30, 2008, primarily due to the Invitel and Memorex acquisitions.

HTCC’s net cash provided by operations was $93.5 million for the nine months ended September 30, 2008.

Please note that when comparing the financial results for the nine months ended September 30, 2008 to the financial results for the nine months ended September 30, 2007, the reported results in U.S. dollars have been affected by the difference between the average Hungarian forint/U.S. dollar exchange rates during such periods. The Hungarian forint appreciated by 15% when calculating the average Hungarian forint/U.S. dollar exchange rate during the nine months ended September 30, 2008 as compared to the average Hungarian forint/U.S. dollar exchange rate during the nine months ended September 30, 2007.

A reconciliation of the GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

COMMENTS FROM MARTIN LEA

Commenting on the financial results, HTCC’s President and CEO Martin Lea said, “I am pleased with our financial results for the quarter which are in line with management’s expectations, and which reflect the successful execution of our core strategies in the various segments of our market. These results also reflect the tremendous effort and commitment of our people. Going forward, while the fundamentals of HTCC’s business are fine, with a difficult global economic environment, we will do everything we can to be flexible in order to adjust to changing market conditions to the extent consumer and business spending is affected by the financial and economic scene.”

Mr. Lea went on to say, “I am especially pleased with the results of the Memorex business, which we have renamed Invitel International, and we expect to continue to capitalize on our leading position in the wholesale market for data and capacity services within the Central and Eastern European region. I look forward to discussing our financial results in greater detail during our investor call on November 19th.”

CONFERENCE CALL

On Wednesday, November 19, 2008 (at 14:00 UK time, 15:00 CET, 9:00 AM ET) the CEO and CFO of HTCC will host a conference call to discuss its third quarter 2008 financial results. You can participate in the conference call by dialing +44-20-8515-2302 (UK), 800-358-0857 (UK toll free), +1-480-629-9041 (International) or +1-800-762-8908 (U.S. toll free) and referencing “Hungarian Telephone and Cable Corp.”

A web cast of the call and the presentation materials will be available on the HTCC web site at www.htcc.hu on the investor presentations and bondholder filings page under investor relations. The web cast will be archived for 30 days.

In addition, a replay of the call will be available two hours after the call has ended and through December 19, 2008. To access the replay of the call in the UK, please dial +44-207-154-2833 or 0800-358-3474 (toll free). In the U.S. please dial +1-800-406-7325 or internationally dial +1-303-590-3030 and enter the replay access code 3940442.

A copy of the presentation materials will also be filed with the U.S. Securities and Exchange Commission prior to the call.

NON-GAAP FINANCIAL MEASURES

HTCC has included certain non-GAAP financial measures in Hungarian forints and euros, including Pro-forma Adjusted EBITDA, in this press release. A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable GAAP financial measures (but stated in Hungarian forint) is included in a table that follows. The non-GAAP financial measures referred to in this press release are by definition not a measure of financial performance or financial condition under generally accepted accounting principles and are not alternatives to operating income or net income/loss reflected in the statement of operations and are not necessarily indicative of cash available to fund all cash flow needs. These non-GAAP financial measures used by HTCC may not be comparable to similarly titled measures of other companies.

Management uses these non-GAAP financial measures for various purposes including: measuring and evaluating the Company’s financial and operational performance and its financial condition; making compensation decisions; planning and budgeting decisions; and financial planning purposes. HTCC believes that presentation of these non-GAAP financial measures is useful to investors because it (i) reflects management’s view of core operations and cash flow generation and financial condition upon which management bases financial, operational, compensation and planning decisions and (ii) presents a measurement that equity and debt investors and lending banks have indicated to management is important in assessing HTCC's financial performance and financial condition. While HTCC utilizes these non-GAAP financial measures in managing its business and believes that they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, Pro-forma Adjusted EBITDA does not take into account changes in working capital and financial statement items below income from operations, and the resultant effect of these items on HTCC's cash flow. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in HTCC's documents filed with the U.S. Securities and Exchange Commission.

ABOUT HUNGARIAN TELEPHONE AND CABLE CORP.

Hungarian Telephone and Cable Corp., operating under the Invitel brand name, is the number one alternative and the second largest fixed line telecommunications and broadband Internet Services Provider in the Republic of Hungary with more than 1 million customers in Hungary. In addition to delivering voice, data and Internet services in Hungary, it is also a leading player in the Central and Eastern European wholesale telecommunications capacity and data market.

Note: This press release may contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These and all forward-looking statements are only predictions of current plans that are constantly under review by the company. Such statements are qualified by important factors that may cause actual results to differ from those contemplated, including those risk factors detailed from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, which may not be exhaustive. For a discussion of such risk factors, see the company’s filings with the SEC including, but not limited to, reports on Form 10-K and 10-Q. The company operates in a continually changing business environment, and new risk factors emerge from time to time. The company cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on its business or events described in any forward-looking statements. The company has no obligation to publicly update or revise any forward-looking statements to reflect the occurrence of future events or circumstances.

Hungarian Telephone and Cable Corp.
Financial Highlights
(in millions, except per share data)

Statements of Operations

	Three Months Ended September 30, 2008 (unaudited)	Three Months Ended September 30, 2007 (unaudited)	Nine Months Ended September 30, 2008 (unaudited)	Nine Months Ended September 30, 2007 (unaudited)

Mass Market Voice	$41.8	$33.3	$127.4	$67.5
Business	40.4	34.6	116.7	79.4
Mass Market Internet	14.9	11.6	43.1	21.0
Wholesale	56.0	36.6	145.4	90.2
Total Revenue	153.1	116.1	432.6	258.1

Cost of Sales	61.9	57.4	177.0	124.3

Gross Margin	91.2	58.7	255.6	133.8

Income from Operations	28.5	13.3	72.4	29.5

Interest Expense	(29.8)	(19.2)	(87.7)	(37.3)

Gains (losses) on derivative financial instruments	6.4	6.6	(31.2)	(59.3)

Gains (losses) from fair value changes of warrants	-	-	-	(15.1)

Net income (loss) attributable to common stockholders	(20.1)	(11.2)	(43.9)	(82.0)

Net income (loss) per common share (diluted)	$(1.23)	$(0.68)	$(2.68)	$(5.40)

Hungarian Telephone and Cable Corp.
Financial Highlights
(in millions, except per share data)

Balance Sheets

	As of	As of
	September 30,	December 31,
	2008	2007
	(unaudited)

Current Assets	$144.5	$118.8
Property, Plant and Equipment, net	819.6	691.5
Total Assets	1,343.4	1,110.2

Total Current Liabilities	284.1	199.9
Long Term Debt	947.0	812.9
Total Stockholders’ Equity (Deficit)	(4.3)	21.1
Total Liabilities and
Stockholders’ Equity	$1,343.4	$1,110.2

The following table presents unaudited summarized pro-forma consolidated financial information of HTCC, Invitel, Tele2 Hungary and Memorex on a pro-forma basis in Forint and Euro as though the companies had been combined at the beginning of the respective periods:

	Three months ended September 30,		Three months ended September 30,(a)
	2008 Pro-forma	2007 Pro-forma	2008 Pro-forma	2007 Pro-forma
	(in millions)		(in thousands)
Gross Margin	HUF 17,222	HUF 17,306	€ 69,531	€ 69,870
Adjusted EBITDA (1)	10,925	10,708	44,106	43,233
Net income (loss)	(3,544)	(2,378)	(14,308)	(9,599)

	Nine months ended September 30,		Nine months ended September 30,(a)
	2008 Pro-forma	2007 Pro-forma	2008 Pro-forma	2007 Pro-forma
	(in millions)		(in thousands)
Gross Margin	HUF 51,578	HUF 51,820	€ 208,236	€ 209,213
Adjusted EBITDA (1)	31,519	29,159	127,252	117,723
Net income (loss)	(8,389)	(18,154)	(33,870)	(73,293)

			September 30, 2008	June 30, 2008
			(in thousands)
Cash and cash equivalents			€ 17,111	€ 19,926
Cash-pay third party debt (2)			552,761	559,338
Third party debt (including non cash-pay debt) (3)			706,560	708,168
Net cash-pay third party debt (4)			535,650	539,412
Net third party debt (including non cash-pay debt) (5)			689,449	688,242
Annualized Adjusted EBITDA (6)			169,669
Leverage (7)			3.2x
Leverage (including non cash-pay debt) (8)			4.1x

(a) For purposes of convenience, certain euro amounts have been converted from Hungarian forint at the exchange rate of 247.7 HUF/EUR.

Reconciliation of Non-GAAP Financial Measures:

(1) Pro-forma Adjusted EBITDA is reconciled to net income as follows:

	Three months ended September 30,		Nine months ended September 30,
	2008 Pro-forma	2007 Pro-Forma	2008 Pro-forma	2007 Pro-Forma
	(in millions)
Adjusted EBITDA	HUF 10,925	HUF 10,708	HUF 31,519	HUF 29,159
Cost of restructuring and integration	(213)	(449)	(2,179)	(1,850)
Due diligence expenses	(182)	(27)	(397)	(157)
Turkey start-up expenses	(203)	(18)	(517)	(273)
Provision for unused vacation	74	49	(131)	(251)
Other one-off items, net	(803)	(839)	(1,329)	(1,569)
EBITDA	HUF 9,598	HUF 9,424	HUF 26,966	HUF 25,059
Income taxes	(2,313)	(767)	(3,056)	1,201
Minority interest	-	1	-	1
Convertible preferred stock dividends	(4)	(4)	(13)	(14)
Financing expenses, net	(4,540)	(4,753)	(14,875)	(14,622)
Foreign exchange gains (losses), net	(1,952)	(1,507)	3,332	905
Gains (losses) on derivatives	1,148	1,376	(5,091)	(10,813)
Gains (losses) on warrants	-	-	-	(2,904)
Depreciation and amortization	(5,481)	(6,148)	(15,652)	(16,967)
Net income (loss)	HUF (3,544)	HUF (2,378)	HUF (8,389)	HUF (18,154)

(2) Cash-pay third party debt includes short and long term debt and liabilities relating to financial leases but excludes liabilities relating to derivative financial instruments.

(3) Third party debt (including non cash-pay debt) includes short and long term debt, the 2006 PIK Notes and liabilities relating to financial leases but excludes liabilities relating to derivative financial instruments.

(4) Net cash-pay third party debt equals cash-pay third party debt calculated as described under (2) less cash and cash equivalents.

(5) Net third party debt (including non cash-pay debt) equals third party debt calculated as described under (3) less cash and cash equivalents.

(6) Pro-forma Annualized Adjusted EBITDA is calculated as Pro-forma Adjusted EBITDA for the nine month period ended September 30, 2008 multiplied by 1.33.

(7) Pro-forma Leverage is calculated as net cash-pay third party debt as described under (4) divided by Pro-forma Annualized Adjusted EBITDA as described under (6).

(8) Pro-forma Leverage (including non cash-pay debt) is calculated as net third party debt as described under (5) divided by Pro-forma Annualized Adjusted EBITDA as described under (6).

CONTACT:
Hungarian Telephone and Cable Corp.
Robert Bowker, Chief Financial Officer
Hungary: (011) 361-801-1374
U.S.: 206-654-0204